Exhibit 99.2

EXECUTION VERSION

AGREEMENT

This Agreement (this “Agreement”) is made and entered into as of April 3, 2014, by and among LSB Industries, Inc. (the “Company”) and the entities and natural persons listed on Exhibit A hereto and their respective Affiliates and controlled associates (“Associates” and, together with the entities and natural persons listed on Exhibit A and their respective Affiliates, collectively, “Engine”) (each of the Company and Engine, a “Party” to this Agreement, and collectively, the “Parties”).

RECITALS

WHEREAS, the Company and Engine have engaged in discussions and communications concerning the Company’s business, financial performance and strategic plans;

WHEREAS, Engine is deemed to beneficially own shares of common stock of the Company (the “Common Stock”) totaling, in the aggregate, 203,083 shares, or approximately 0.9%, of the Common Stock of the Company issued and outstanding on the date of this Agreement;

WHEREAS, Engine submitted a nomination letter to the Company on January 21, 2014 (the “Nomination Letter”) notifying the Company of its intention to nominate director candidates to be elected to the Company’s board of directors (the “Board”) at the 2014 annual meeting of stockholders of the Company (the “2014 Annual Meeting”);

WHEREAS, the Company has advised Engine that the Company concurrently herewith is entering into an agreement with Starboard Value, LP on terms described in the Press Release attached as Exhibit B to this Agreement; and

WHEREAS, the Company and Engine have determined to come to an agreement with respect to the election by the Board of a new director (replacing a director whose term would have expired at the 2015 annual meeting of stockholders of the Company (the “2015 Annual Meeting”)), certain matters related to the 2014 Annual Meeting and certain other matters, as provided in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

Section 1. Board Matters; Board Appointments; 2014 Annual Meeting.

(a) The Company agrees that the Board and all applicable committees of the Board shall take all necessary actions to elect Richard S. Sanders, Jr. to the class of directors with terms expiring at the 2015 Annual Meeting, effective the date of the 2014 Annual Meeting. For avoidance of doubt, the Company agrees that Mr. Sanders shall fill the vacancy created by John A. Shelley’s retirement, which shall be evidenced by a resignation that will be effective no later than the date of the 2014 Annual Meeting.

(b) Upon the execution of this Agreement, Engine irrevocably withdraws its Nomination Letter and Engine agrees not to (i) nominate any person for election at the 2014 Annual Meeting, (ii) submit any proposal for consideration at, or bring any other business before, the 2014 Annual Meeting, directly or indirectly, or (iii) initiate, encourage or participate in any “withhold” or similar campaign with respect to the 2014 Annual Meeting, directly or indirectly, and shall not permit any of its Affiliates or Associates to do any of the items in this Section 1(b). Engine agrees that it will not publicly or privately encourage or support any other stockholder or person to take any of the actions described in this Section 1(b).

(c) Engine agrees to appear in person or by proxy at the 2014 Annual Meeting and vote all shares of Common Stock beneficially owned by it (i) in favor of the election of each of the Company’s nominees for election to the Board specified in the Press Release in addition to Robert H. Henry, an incumbent director and (ii) in accordance with the Board’s recommendation with respect to the Company’s “say-on-pay” proposal and the proposed amendment to the Company’s 2008 Incentive Stock Plan primarily to increase by 975,000 the number of shares authorized thereunder, except, on each such matter referenced in this clause (ii), to the extent Institutional Shareholder Services Inc. recommends otherwise.

(d) Engine agrees that it will cause its Affiliates and Associates to comply with the terms of this Agreement. As used in this Agreement, the terms “Affiliate” and “associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or the rules or regulations promulgated thereunder (the “Exchange Act”) and shall include all persons or entities that at any time during the term of this Agreement become Affiliates or associates of any person or entity referred to in this Agreement.

(e) The Company shall reimburse Engine for its reasonable, documented out-of-pocket fees and expenses (including legal expenses) incurred in connection with pursuing the nomination of directors at the 2014 Annual Meeting, provided that such reimbursement shall not exceed fifty thousand dollars ($50,000) in the aggregate.

Section 2. Standstill Provisions.

(a) Engine agrees that, from the date of this Agreement until the earlier of (i) the date that is fifteen (15) business days prior to the deadline for the submission of stockholder nominations for the 2015 Annual Meeting pursuant to the Company’s bylaws or (ii) the date that is one hundred thirty-five (135) days prior to the first anniversary of the 2014 Annual Meeting (the “Standstill Period”), neither it nor any of its Affiliates or Associates will, and it will cause each of its Affiliates and Associates not to, directly or indirectly, in any manner:

(i) engage in any solicitation of proxies or consents or become a “participant” in a “solicitation” as such terms are defined in Regulation 14A under the Exchange Act of proxies or consents (including, without limitation, any solicitation of consents that seeks to call a special meeting of stockholders), in each case, with respect to securities of the Company;

(ii) form, join or in any way participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the Common Stock (other than a “group” that includes all or some of the persons identified on Exhibit A, but does not include any other entities or persons not identified on Exhibit A as of the date hereof); provided, however, that nothing herein shall limit the ability of an Affiliate of Engine to join the “group” following the execution of this Agreement, so long as any such Affiliate agrees to be bound by the terms and conditions of this Agreement;

(iii) deposit any Common Stock in any voting trust or subject any Common Stock to any arrangement or agreement with respect to the voting of any Common Stock, other than any such voting trust, arrangement or agreement solely among the members of Engine and otherwise in accordance with this Agreement;

(iv) seek or encourage any person to submit nominations in furtherance of a “contested solicitation” for the election or removal of directors with respect to the Company or seek, encourage or take any other action with respect to the election or removal of any directors; provided, however, that nothing in this Agreement shall prevent Engine or its Affiliates or Associates from taking actions in furtherance of identifying director candidates in connection with the 2015 Annual Meeting so long as such actions do not create a public disclosure obligation for Engine and are undertaken on a basis reasonably designed to be confidential and in accordance in all material respects with Engine’s normal practices in the circumstances;

(v) (A) make any proposal for consideration by stockholders at any annual or special meeting of stockholders of the Company, (B) make any offer or proposal (with or without conditions) with respect to a merger, acquisition, recapitalization, restructuring, disposition or other business combination involving Engine and the Company, or (C) publicly comment on any third party proposal regarding any merger, acquisition, recapitalization, restructuring, disposition or other business combination with respect to the Company by such third party prior to such proposal becoming public;

(vi) seek, alone or in concert with others, representation on the Board, except as specifically contemplated in Section 1;

(vii) seek to advise, encourage, support or influence any person with respect to the voting or disposition of any securities of the Company at any annual or special meeting of stockholders, except in accordance with Section 1; or

(viii) make any request or submit any proposal to amend the terms of this Agreement other than through non-public communications with the Company that would not be reasonably determined to trigger public disclosure obligations for any Party.

Section 3. Representations and Warranties of the Company. The Company represents and warrants to Engine that (a) the Company has the corporate power and authority to execute this Agreement and to bind it thereto, (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, and (c) the execution, delivery and performance of this Agreement by the Company does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to the Company, or (ii) constitute a default (or an event which with notice or lapse of time or both could constitute such a violation, conflict or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

Section 4. Representations and Warranties of Engine. Engine represents and warrants to the Company that (a) the authorized signatory of Engine set forth on the signature page hereto has the power and authority to execute this Agreement and to bind it thereto, (b) this Agreement has been duly and validly authorized, executed and delivered by Engine, constitutes a valid and binding obligation and agreement of Engine, and is enforceable against Engine in accordance with its terms, (c) the execution, delivery and performance of this Agreement by Engine does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to Engine, or (ii) constitute a default (or an event which with notice or lapse of time or both could constitute such a violation, conflict or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which Engine is a party or by which it is bound, and (d) as of the date of this Agreement, (i) Engine is deemed to beneficially own in the aggregate 245,317 shares of Common Stock and (ii) Engine does not currently have, and does not currently have any right to acquire, any interest in any other securities of the Company (or any rights, options or other securities convertible into or exercisable or exchangeable (whether or not convertible, exercisable or exchangeable immediately or only after the passage of time or the occurrence of a specified event) for such securities or any obligations measured by the price or value of any securities of the Company, including any swaps or other derivative arrangements designed to produce economic benefits and risks that correspond to the ownership of Common Stock, whether or not any of the foregoing would give rise to beneficial ownership (as determined under Rule 13d-3 promulgated under the Exchange Act), and whether or not to be settled by delivery of Common Stock, payment of cash or by other consideration, and without regard to any short position under any such contract or arrangement).

Section 5. Press Release. Promptly following the execution of this Agreement, the Company shall issue a mutually agreeable press release (the “Press Release”) announcing certain terms of this Agreement, in the form attached as Exhibit B. Prior to the issuance of the Press Release, neither the Company nor Engine shall issue any press release or public announcement regarding this Agreement without the prior written consent of the other Party. Until the 2014 Annual Meeting, neither the Company nor Engine shall make any public announcement or statement that is inconsistent with or contrary to the statements made in the Press Release, except as required by law or the rules of any stock exchange or with the prior written consent of the other Party.

Section 6. Specific Performance. Each of Engine, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other party hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable by the remedies available at law (including the payment of money damages). It is accordingly agreed that Engine, on the one hand, and the Company, on the other hand (the “Moving Party”), shall each be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof, and the other party hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. This Section 6 is not the exclusive remedy for any violation of this Agreement.

Section 7. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the Parties that the Parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In addition, the Parties agree to use their respective best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or enforceable by a court of competent jurisdiction.

Section 8. Notices. Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

LSB Industries, Inc.

16 South Pennsylvania Avenue

Oklahoma City, Oklahoma 73107

Attention: David M. Shear, Esq.

Telephone: (405) 235-4546

Facsimile: (405) 236-1209

with a copy (which shall not constitute notice) to:

Conner & Winters, LLP

1700 One Leadership Square

211 North Robinson

Oklahoma City, Oklahoma 73102

Attention: Irwin Steinhorn, Esq.

                 Mark Bennett, Esq.

Telephone: (405) 272-5750

Facsimile: (405) 232-2695

and

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention: David A. Katz, Esq.

                 Gregory E. Ostling, Esq.

Telephone: (212) 403-1000

Facsimile: (212) 403-2000

If to Engine or any member thereof:

Engine Capital, L.P.

c/o Engine Capital Management, LLC

1370 Broadway, 5th Floor

New York, New York 10018

Attention: Arnaud Ajdler

Telephone: (212) 321-0048

with a copy (which shall not constitute notice) to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Attention: Marc Weingarten, Esq.

Telephone: (212) 756-2280

Facsimile: (212) 593-5955

Section 9. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to the conflict of laws principles thereof. Each of the Parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the Parties hereto hereby irrevocably submits, with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement in any court other than the aforesaid courts. Each of the Parties hereto hereby irrevocably waives, and agrees not to assert in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable legal requirements, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Party (including by means of electronic delivery or facsimile).

Section 11. Entire Agreement; Amendment and Waiver; Successors and Assigns; Third Party Beneficiaries. This Agreement contains the entire understanding of the Parties hereto with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings between the Parties other than those expressly set forth herein. No modifications of this Agreement can be made except in writing signed by an authorized representative of each the Company and Engine, except that the signature of an authorized representative of the Company will not be required to permit an Affiliate of Engine to agree to be listed on Exhibit A and be bound by the terms and conditions of this Agreement. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The terms and conditions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors, heirs, executors, legal representatives, and permitted assigns. No Party shall assign this Agreement or any rights or obligations hereunder without, with respect to any member of Engine, the prior written consent of the Company, and with respect to the Company, the prior written consent of Engine. This Agreement is solely for the benefit of the Parties and is not enforceable by any other persons.

Section 12. Mutual Non-Disparagement. Subject to applicable law, each of the Parties covenants and agrees that, during the Standstill Period, or if earlier, until such time as the other Party or any of its agents, subsidiaries, affiliates, successors, assigns, officers, key employees or directors shall have breached this Section 12, neither it nor any of its respective agents, subsidiaries, affiliates, successors, assigns, officers, key employees or directors, shall in any way publicly disparage, call into disrepute, or otherwise defame or slander the other Parties or such other Parties’ subsidiaries, affiliates, successors, assigns, officers (including any current officer of a Party or a Party’s subsidiaries who no longer serves in such capacity following the execution of this Agreement), or directors (including any current director of a Party or a Party’s subsidiaries who no longer serves in such capacity following the execution of this Agreement), or any of their products or services, in any manner that would damage the business or reputation of such other Parties, their products or services or their subsidiaries, affiliates, successors, assigns, officers (or former officers), or directors (or former directors). For purposes of this Section 12, no actions taken by any director, agent, affiliate, officers or key employee or other representative of a Party in any capacity other than as a representative of, and at the direction of, such Party will be covered by this Agreement.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the Parties as of the date hereof.

LSB INDUSTRIES, INC.

		By:	/s/ Jack E. Golsen
Name: Jack E. Golsen
Title: Chief Executive Officer

ENGINE:

	ENGINE CAPITAL, L.P.		RED ALDER, LLC

	By: Engine Investments, LLC its general partner		By:	/s/ Schuster Tanger
	ENGINE JET CAPITAL, L.P. By: Engine Investments, LLC its general partner			Name: Schuster Tanger Title: Authorized Signatory

ENGINE CAPITAL MANAGEMENT, LLC

ENGINE INVESTMENTS, LLC

By:	/s/ Arnaud Ajdler
Name: Arnaud Ajdler
Title: Authorized Signatory

[Signature Page to Agreement]

EXHIBIT A

ENGINE

ENGINE CAPITAL, L.P.

ENGINE CAPITAL MANAGEMENT, LLC

ENGINE JET CAPITAL, L.P.

ENGINE INVESTMENTS, LLC

RED ALDER, LLC

ARNAUD AJDLER

SCHUSTER TANGER

EXHIBIT B

PRESS RELEASE

[See attached]

LSB Industries and Starboard Value Reach Agreement

Company to Add Daniel D. Greenwell, William F. Murdy and Richard S. Sanders, Jr. to

Board of Directors in Connection with 2014 Annual Meeting; Board Size to Remain at Ten

OKLAHOMA CITY – April 3, 2014 – LSB Industries, Inc. (NYSE: LXU) (“LSB”) today announced that it will nominate Daniel D. Greenwell and William F. Murdy for election to LSB’s Board of Directors at the Company’s upcoming 2014 Annual Meeting of Stockholders. In addition, Richard S. Sanders, Jr. will be appointed to the Board, effective as of the date of the 2014 Annual Meeting, to fill a vacancy in the class of directors whose term expires at the 2015 Annual Meeting of Stockholders. Incumbent directors Donald W. Munson and Ronald V. Perry have informed the Company that they will not stand for reelection at the 2014 Annual Meeting and John A. Shelley, a director in the class whose term expires at the 2015 Annual Meeting, has informed the Company that he will retire from the Board, effective as of the date of the 2014 Annual Meeting.

“We are pleased to have reached agreement on the composition of the Board,” said Jack Golsen, LSB’s Board Chairman and CEO. “We remain committed to enhancing stockholder value, and we believe the improvements we are making to increase capacity, upgrade facilities and stabilize operating performance will improve earnings, positioning LSB for enhanced growth and profitability.”

Mr. Golsen continued, “On behalf of the entire Board, I would also like to thank Messrs. Munson, Perry and Shelley for their dedicated service and contributions to the Board and LSB over many years.”

In connection with today’s announcement, LSB has entered into an agreement with Starboard Value LP (“Starboard”), which beneficially owns approximately 4.9% of the Company’s outstanding shares. Under the agreement, Starboard has agreed, among other things, not to solicit proxies or participate in any “withhold” campaign in connection with the 2014 Annual Meeting and to vote its shares in support of all of the Company’s director nominees. Starboard has also agreed to vote all of its shares in accordance with the Board’s recommendation with respect to the Company’s say-on-pay proposal, subject to the recommendation of Institutional Shareholder Services.

In addition, the Company will establish a Strategic Committee following the 2014 Annual Meeting, which will provide the Board with recommendations related to strategic matters. The Strategic Committee will be composed of four Board members, including Messrs. Greenwell and Murdy and two members who will be selected by the Board.

Jeff Smith, CEO of Starboard, stated, “We are pleased to be able to work constructively with LSB and look forward to substantial improvement and value creation. We believe that the new members on the Board will bring new energy and ideas along with their substantial industry expertise in order to help the Company maximize value for LSB stockholders. Dan Greenwell’s and Richard Sanders’ extensive operational and financial experience as senior executives of highly successful nitrogen fertilizer companies, and Bill Murdy’s experience as CEO of a leading climate control company, will be of great value to the company as LSB focuses on improving performance. Additionally, we expect the strategic committee to immediately analyze strategic, structural, operational, and financial opportunities with a fresh perspective in order to recommend to the board the best opportunities to maximize value for shareholders.”

In connection with today’s announcement, Engine Capital and Red Alder (collectively, “Engine”), which beneficially own approximately 0.9% of the Company’s outstanding shares, entered into an agreement with the Company, whereby Engine has withdrawn its nominations notice and agreed to vote its shares in support of all of the Company’s director nominees.

Arnaud Ajdler, Managing Partner of Engine said, “We believe that the addition of these independent individuals to the LSB Board will benefit LSB stockholders.”

Messrs. Greenwell and Murdy will be designated as nominees for the class of directors with terms expiring at the 2017 Annual Meeting of Stockholders. Mr. Sanders will become a member of the Board, effective as of the date of the 2014 Annual Meeting, in the class of directors with terms expiring at the 2015 Annual Meeting, to fill the vacancy created by Mr. Shelley’s retirement. The Company expects to hold the 2014 Annual Meeting no later than June 20, 2014.

Credit Suisse is serving as financial advisor to LSB and Wachtell, Lipton, Rosen & Katz and Conner & Winters, LLP are acting as legal advisors.

About Daniel D. Greenwell

Daniel D. Greenwell, 51, has served as the Chief Financial Officer and Executive Vice President of Sabre Industries Inc., a private equity-held manufacturer of utility and cell towers, since April 2013. In his current position, Mr. Greenwell focuses on operational change and value creation opportunities and is responsible for all financial aspects of a fast-growing manufacturing and service business. From January 2012 until March 2013, Mr. Greenwell served as Senior Vice President and Chief Financial Officer of Tronox Limited, a leading global producer and marketer of titanium dioxide pigment. Prior to that, Mr. Greenwell served as Corporate Controller and Senior Vice President and Chief Financial Officer of Terra Industries, Inc., from 2005 until its acquisition by CF Industries Holdings Inc. in April 2010. He also served on the Board of Directors of Terra Nitrogen Company, L.P., a Master Limited Partnership, from March 2008 until April 2010.

Mr. Greenwell has over 20 years of industrial, financial and operational experience and has held various senior leadership positions at a number of public companies, including Belden Inc., Zoltek Companies Inc., and Sigma Chemical Company. He also served as Senior Manager of KPMG from 1985 to 1992. Mr. Greenwell is a Certified Public Accountant. He received a Bachelor of Science degree in Accounting from Truman State University.

About William F. Murdy

William F. Murdy, 72, has served as the Chairman of the Board of Directors of Comfort Systems USA, Inc. since June 2000. Mr. Murdy previously served as the Chief Executive Officer of Comfort Systems from June 2000 until December 2011. Over the course of his career, Mr. Murdy has served in a variety of senior leadership roles, including as President and CEO of Club

Quarters from 1999 to 2000, President, CEO, Co-Founder and Chairman of the Board of LandCare USA, Inc. from 1998 until it was acquired by The ServiceMaster Co. in 1999, President and CEO of General Investment and Development Company from 1989 through 1997. From 1981 to 1989, Mr. Murdy served as the Managing General Partner of the Morgan Stanley Venture Capital Fund and its associated management company based in New York City. Mr. Murdy currently serves as a Director of UIL Holdings Corporation where he is Chair of the Compensation Committee and serves on the Audit Committee. Mr. Murdy also serves as a Director of Kaiser Aluminum Corporation, where he is Chair of the Compensation Committee and serves on the Nominating and Corporate Governance Committee.

In addition, Mr. Murdy serves on the Advisory Board of CapStreet Partners and is a former member of the Advisory Board of Chicago Growth Partners. He is also the Founder and former Chairman of Warrior Gateway (connecting Veterans with services), Vice-Chairman and a member of the Executive Committee of the Board of Business Executives for National Security (BENS) and a former member of the Board of Visitors for West Point. At West Point today, he is an emeritus member of the Board of Trustees of the West Point Association of Graduates and a principal and Chairman of the Hotel Thayer and Chairman of its associated Thayer Leader Development Group, which provides corporate executive leader development. Mr. Murdy holds a Bachelor of Science degree in Engineering from the U.S. Military Academy, West Point, and a Master’s degree in Business Administration from the Harvard Business School.

About Richard S. Sanders, Jr.

Mr. Richard S. Sanders, Jr., 57, served as Vice President of Manufacturing of Terra Industries Inc. from 2003 until the acquisition of Terra Industries by CF Industries Holdings, Inc. in April 2010. On completion of the transaction, he worked on the integration of manufacturing operations, and as Vice President Environmental Health and Safety, Engineering and Procurement. At Terra Industries Inc ., Mr. Sanders was responsible for Terra’s six manufacturing facilities’ overall operations including production operations, environmental health and safety, project engineering, and technical services. He was also responsible for Terra’s capital investment program of approximately $250 million per year, including major expansion projects. Mr. Sanders was Plant Manager of Terra’s Verdigris, Oklahoma nitrogen manufacturing complex for nine years prior to his role as Vice President of Manufacturing. Prior to Terra, Mr. Sanders served as Plant Manager at the Beaumont Methanol Corporation 800,000 GPD methanol manufacturing facility and in management and engineering positions for Agrico Chemical Company. Mr. Sanders has served as a Non-Executive Director of Open Joint Stock Company Mineral and Chemical Company EuroChem during 2013. Mr. Sanders earned a B.S. in Chemical Engineering from Louisiana State University in Baton Rouge in 1980.

About LSB Industries, Inc.

LSB is a manufacturing and marketing company. LSB’s principal business activities consist of the manufacture and sale of chemical products for the agricultural, mining, and industrial markets, and the manufacture and sale of commercial and residential climate control products, such as geothermal and water source heat pumps, hydronic fan coils and modular geothermal chillers, and large custom air handlers.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identified by use of the words “believes”, “expects”, “intends”, “anticipates”, “plans to”, “estimates”, “projects”, “should” or similar expressions, including, without limitation, statements regarding enhancing stockholder value, improving earnings, enhanced growth and profitability and matters relating to the 2014 Annual Meeting. These forward-looking statements speak only as of the date of this press release, and LSB expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in LSB’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Company Contact:

Tony M. Shelby, Chief Financial Officer

(405) 235-4546

Or

Mark Behrman, Senior Vice President

(405) 235-4546 x11214

Investor Relations Contact:

Dan Burch / Larry Dennedy

MacKenzie Partners Inc.

(212) 929-5500

Media Contact:

Tim Lynch / Sharon Stern / Jed Repko

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449